UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 27, 2013

GENERAL EMPLOYMENT ENTERPRISES, INC

(Exact name of registrant as specified in its charter)

Illinois	1-05707	36-6097429
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Tower Lane, Suite 2200, Oakbrook Terrace, Illinois	60181
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(630) 954-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement;

See item 2.03 below.

Item 2.03	Creation of a Direct Financial Obligation;

On September 27, 2013, General Employment Enterprises, Inc. (the “Company”) entered into agreements with Keltic Financial Partners II LP (“Keltic”) that will provide the Company with long term financing through a six million dollar ($6,000,000) secured revolving note (the “Note”).

The Note has a term of three years and has no amortization prior to maturity.  The interest rate for the Note is fluctuating rate that, when annualized, is equal to the greatest of (A) the Prime Rate plus three and one quarter percent (3.25%), (B) the LIBOR Rate plus six and one quarter percent (6.25%), and (C) six and one half percent (6.50%), interest is paid on a monthly basis.  Loan advances pursuant to the Note are based on the accounts receivable balance and other assets.  Upon execution of the Note, approximately three million fifty thousand dollars ($3,050,000) was advanced for the full repayment of debt owed to Wells Fargo and fees from Wells Fargo related to the early termination of their debt agreement.  At the time of close, there was approximately nine hundred thousand ($900,000) of availability under the new Note in excess of amounts paid to extinguish the debt and fees with Wells Fargo.   The Company expects to incur certain cash expense and commitment fees related to obtaining the agreement of approximately $170,000, which has been paid prior to the closing of the Note or will be paid over the next six months.

The Note is secured by all of the Company’s property and assets, whether real or personal, tangible or intangible, and whether now owned or hereafter acquired, or in which it now has or at any time in the future may acquire any right, title or interests.

The Company will use the proceeds from the Note to (i) repay in its entirety the debt to Wells Fargo (ii)  provide additional working capital and (iii) invest in  sales and marketing efforts to fuel the growth of the business.

Item 7.01	Regulation FD Disclosure;

OAKBROOK TERRACE, IL, October 1, 2013 – General Employment Enterprises, Inc. (NYSE MKT: JOB) (the “Company”) today announced that it has secured a revolving credit facility from Keltic Financial Partners II (“Keltic”) in the amount of six million dollars ($6,000,000).    A copy of the release is attached as Exhibit 99.1.

The information furnished herein, including Exhibit 99.1, is not deemed to be "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section.  This information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates them by reference.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release issued by General Employment Enterprises, Inc. dated October 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GENERAL EMPLOYMENT ENTERPRISES, INC.
(Registrant)

Date: October 1, 2013	By: /s/ Andrew J. Norstrud
Andrew J. Norstrud
Chief Financial Officer